                                                                    EXHIBIT 99.2




         REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

         TO G&K SERVICES, INC.:

         We have audited in accordance with auditing standards generally accepted in the United States, the financial statements of G&K Services, Inc. included in this Form 10-K and have issued our report thereon dated August 10, 2001. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule of valuation and qualifying accounts and reserves is the responsibility of the Company's management and is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

         ARTHUR ANDERSEN LLP

         Minneapolis, Minnesota
         August 10, 2001

         NOTE: THE REPORT ABOVE IS A COPY OF A PREVIOUSLY ISSUED REPORT AND IT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP ("ANDERSEN"). CERTAIN FINANCIAL INFORMATION FOR EACH OF THE TWO YEARS IN THE PERIOD ENDED JUNE 30, 2001 WAS NOT REVIEWED BY ANDERSEN AND INCLUDES: (I) RECLASSIFICATIONS TO CONFORM TO THE CURRENT YEAR FINANCIAL STATEMENT PRESENTATION, AND (II) ADDITIONAL DISCLOSURES TO CONFORM WITH NEW ACCOUNTING PRONOUNCEMENTS AND SEC RULES AND REGULATIONS ISSUED DURING THE YEAR.


                               G&K SERVICES, INC.
          SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                 (IN THOUSANDS)




                                                                         Additions
                                                              --------------------------------
                                                Balance at       Charged to      Charged to
                                               Beginning of      Costs and         Other                           Balance at
              Description                          Year           Expenses       Accounts         Deductions      End of Year
----------------------------------------     ----------------------------------------------------------------------------------
Allowance for Doubtful Accounts
    June 29, 2002                                   $2,613           $3,477              $-           $2,764           $3,326
                                             ----------------------------------------------------------------------------------
    June 30, 2001                                   $3,138           $2,307              $-           $2,832           $2,613
                                             ----------------------------------------------------------------------------------
    July 1, 2000                                    $2,479           $2,927              $-           $2,268           $3,138
                                             ----------------------------------------------------------------------------------






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